As filed with the Securities and Exchange Commission on July 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	36-6097429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150

Jacksonville, Florida 32256

(904) 512-7504

(Address of principal executive offices, including zip code)

______________________________________

GEE Group Inc. 2013 Incentive Stock Plan, as amended

(Full title of the plan)

 ______________________________________

Derek E. Dewan

Chief Executive Officer

GEE Group Inc.

7751 Belfort Parkway, Suite 150

Jacksonville, Florida 32256

(630) 954-0400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

 Mitchell S. Nussbaum, Esq.

Angela M. Dowd, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000 - Telephone

(212) 407-4990 - Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory Note to Part I of Form S-8. The documents containing information specified in this Part I have been or will be separately provided to the participants in the GEE Group Inc. 2013 Incentive Stock Plan, as amended (the “2013 Plan”) covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by GEE Group Inc. (the “Registrant”) are incorporated herein by reference.

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed on December 23, 2021;

(2) The Registrant’s Quarterly Report on Form 10-Q, filed on February 14, 2022;

(3) The Registrant’s Quarterly Report on Form 10-Q, filed on May 16, 2022;

(4) The Registrant’s Current Report on Form 8-K, filed on January 3, 2022*;

(5) The Registrant’s Current Report on Form 8-K, filed on February 15, 2022*;

(6) The Registrant’s Current Report on Form 8-K filed on March 21, 2022;

(7) The Registrant’s Current Report on Form 8-K filed on April 15, 2022;

(8) The Registrant’s Current Report on Form 8-K filed on May 16, 2022*;

(9) The Registrant’s Current Report on Form 8-K filed on June 3, 2022;

(10) The Registrant’s Definitive Schedule 14A Proxy Statement filed on August 20, 2021; and

(11) The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on February 21, 1990, including any amendments or reports filed for the purpose of updating such description.

*Portions of this report were furnished to the SEC under Item 2.02 (Results of Operations and Financial Conditions) and/or Item 7.01 (Regulation FD Disclosure).

1

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances we may advance the expenses of such litigation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the IBCA

Pursuant to our Amended and Restated Articles of Incorporation and our Bylaws, as amended, we shall to the fullest extent to which it is empowered to do so by the IBCA, indemnify its directors and officers in connection with any actual or threatened action or proceeding arising out of their service to us or to another organization at the our request and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. In addition, any and all persons who are not our directors or officers may be similarly indemnified in respect of such service to the extent authorized at any time by the board. The right to indemnification and advancement of expenses conferred by our Amended and Restated Bylaws and our Amended and Restated Articles of Incorporation, as amended, shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

We maintain a policy of directors' and officers' liability insurance for the purpose of indemnification.

The foregoing is only a general summary of certain aspects of Illinois law and our Restated Articles of Incorporation, as amended and our Amended and Restated Bylaws dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

2

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See the attached Exhibit Index.

ITEM 9. REQUIRED UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida on July 8, 2022.

GEE GROUP INC.

By:	/s/ Derek Dewan
	Name:	Derek Dewan
	Title:	Chief Executive Officer

4

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Derek Dewan and Kim Thorpe, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Derek Dewan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2022
Derek Dewan

/s/ Kim Thorpe	Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2022
Kim Thorpe

/s/ Peter Tanous	Director	July 8, 2022
Peter Tanous

/s/ William Issac	Director	July 8, 2022
William Isaac

/s/ Darla Moore	Director	July 8, 2022
Darla Moore

/s/ Thomas Vetrani	Director	July 8, 2022
Thomas Vetrani

/s/ Carl Camden	Director	July 8, 2022
Carl Camden

/s/ Matthew Gormly	Director	July 8, 2022
Matthew Gormly

5

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Form 8-K filed with the Commission on December 6, 2013)
4.2	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on October 9, 2015)
4.3	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on October 9, 2015)
4.4	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on July 14, 2016)
4.5	Statement of Resolution Establishing Series B Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on April 6, 2017)
4.6	Statement of Resolution Establishing Series C Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on May 21, 2019
5.1*	Opinion of Loeb & Loeb LLP regarding the legality of the securities being registered
23.1*	Consent of Friedman LLP
23.2*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
99.1	GEE Group Inc. 2013 Incentive Stock Plan (incorporated herein by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed on August 22, 2013)
99.2	Amendment to GEE Group Inc. 2013 Incentive Stock Plan (incorporated herein by reference to Annex E to the Registrant’s Proxy Statement on Schedule 14A filed on July 10, 2017).
99.3	Amendment to GEE Group Inc.’s 2013 Incentive Stock Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on August 12, 2020)
99.4	Amendment to GEE Group Inc.’s 2013 Incentive Stock Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on August 20, 2021).
107	Calculation of Filing Fee Table *

* Filed herewith

6